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                                                                     EXHIBIT 4.7
                            FIFTH AMENDMENT TO THE
                          UNITED MERIDIAN CORPORATION
                      1987 NONQUALIFIED STOCK OPTION PLAN

     This Fifth Amendment ("Fifth Amendment") to the United Meridian Corporation 1987 Nonqualified Stock Option Plan (the "Plan") hereby amends the Plan as follows effective as of November 19, 1997 (the "Effective Date"):

     1. Section 4(b) of the Plan shall be amended and restated in its entirety to read as follows:

          (b) Term of Option. Notwithstanding any other provision of this Plan, each option granted under this Plan shall expire not more than eleven years from the date the option is granted, except that under the circumstances described in Sections 4(f) and 4(i), options may expire and terminate at an earlier date.

     2. Section 4(d) of the Plan shall be amended and restated in its entirety to read as follows:

          (d) Manner of Exercise. Option Shares purchased upon exercise of options shall at the time of purchase be paid for in full. The Company shall satisfy its employment tax and other tax withholding obligations by requiring the optionee (or such optionee's estate or representative) to pay the amount of employment tax and withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the option. To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon by the optionee (or other person entitled to exercise the option) and the Company, accompanied by payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the option. Such payment shall be effected (i) by certified or official bank check, (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment or withholding tax (subject to such restrictions or procedures as the Company deems necessary to satisfy Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or (iii) by delivery of the equivalent thereof acceptable to the Company. The Company will, as soon as reasonably possible notify the optionee (or such optionee's representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the option. At the time of delivery, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the
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     optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the Option Shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

     3. Section 4(e) of the Plan shall be amended and restated in its entirety to read as follows:

          (e) Assignability of Options. Options granted hereunder may be transferred by the optionee thereof to one or more permitted transferees; provided that (i) there may be no consideration for such transfer, (ii) the optionee (or such optionee's estate or representative) shall remain obligated to satisfy all employment tax and other withholding tax obligations associated with the exercise of the options, (iii) the optionee shall notify the Company in writing that such transfer has occurred, the identity and address of the permitted transferee and the relationship of the permitted transferee to the optionee and (iv) of such transfer shall be effected pursuant to transfer documents approved from time to time by the Committee. To the extent an option transferred pursuant to this Section 4(e) is not fully exercisable as of the date of transfer thereof, the optionee shall specify in the transfer document whether and to what extent the transferred options (if less than all of the options subject to the applicable Nonqualified Stock Option Agreement) are exercisable, subject to the limitations on exercisability contained in the applicable Nonqualified Stock Option Agreement. Furthermore, to the extent the optionee transfers options that are not exercisable as of the date of transfer and such options are less than all of the options subject to the applicable Nonqualified Stock Option Agreement, the optionee shall specify in the transfer documents, subject to the limitations on exercisability contained in the applicable Nonqualified Stock Option Agreement, when the transferred options become exercisable as options under the applicable Nonqualified Stock Option Agreement generally become exercisable subsequent to such transfer. Any permitted transferee may not further assign or transfer the transferred option otherwise than by will or the laws of the descent and distribution. Following any permitted transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that for purposes of Sections 4(h), 4(i) and 4(j) hereof the term "optionee" shall be deemed to refer also to each permitted transferee. The events of termination of relationship in
     Section 4(f) hereof shall continue to be applied with respect to the optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 4(f). The term "permitted transferees" shall mean one or more of the following: (i) any member of the optionee's immediate family; (ii) a trust established for the exclusive benefit of one or more members of such immediate family; or (iii) a partnership in which such immediate family members are the only

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     partners. The term "immediate family" is defined for such purpose as spouses, children, stepchildren and grandchildren, including relationships arising from adoption.

     4. Sections 4(f)(2) and (3) shall be amended and restated in their entirety to read as follows:

          (f) Termination of Relationship.

              (2) In the event that optionee shall die before his relationship with the Company (or an Affiliate) terminates, or if optionee's relationship with the Company (or an Affiliate) is terminated because optionee has become disabled within the meaning of Section 105(d)(4) of the Code, such option shall continue to vest in accordance with the Plan and the Nonqualified Stock Option Agreement in effect for a period of twelve (12) months from the date of death of such optionee or termination of his relationship due to disability, and optionee, his estate or beneficiary shall have the right to exercise the options at any time within such twelve (12) month period (if otherwise within the term of the option). Notwithstanding the foregoing, the provisions of this Section 4(f)(2) shall be subject to Sections 4(b) and 4(i), which may earlier terminate the option.

              (3) In the event that optionee retires from service from the Company and its Affiliates in accordance with the Company's or its Affiliates' retirement policies in effect from time to time, the options granted to optionee pursuant to this Plan shall continue to vest during the lifetime of the optionee in accordance with the Plan and the Nonqualified Stock Option Agreement in effect and may be exercised at any time during the remaining term of the option. If an optionee that has retired dies subsequent to such optionee's retirement during the term of the option, such option shall continue to vest in accordance with the Plan and the Nonqualified Stock Option Agreement in effect and may be exercised within twelve (12) months of such optionee's death (if otherwise within the option period), but not thereafter. Notwithstanding the foregoing, the provisions of this
          Section 4(f)(3) shall be subject to Sections 4(b) and 4(i), which may earlier terminate the option.

     5. Section 4(h) of the Plan shall be amended and restated in its entirety to read as follows:

          (h) Adjustment of Options Upon Reorganization. If the Company shall at any time participate in a reorganization to which Section 424(a) of the Code applies and (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give each optionee written notice

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     of such fact on or before fifteen (15) days before such reorganization, and each option shall be exercisable in full after receipt of such notice; and after such reorganization, upon exercise of any option theretofore granted, the optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which such option shall be exercisable, the kind and amount of property and/or securities to which such optionee would have been entitled upon such reorganization if he had been, immediately prior thereto, the holder of record of the number of shares of Common Stock as to which such option is then exercisable. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section
     4(h) shall be subject to Section 4(b).

     6. Section 4(i) of the Plan shall be amended and restated in its entirety to read as follows:

          (i) Dissolution of Company. In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 4(b).

     7. Section 5(a) of the Plan shall be amended and restated in its entirety to read as follows:

          (a) The Plan shall be administered by a committee having responsibility for compensation matters (the "Committee") consisting of not less than three (3) non-employee directors (as defined in Rule 16b-3 promulgated under the Exchange Act). The members of the Committee shall be appointed by the Board of Directors. The Board of Directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board of Directors of the Company, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective

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     as if it had been taken by a vote of the majority of the members at a meeting duly called and held.

     8. Each Nonqualified Stock Option Agreement ("Option Agreement") entered into prior to the Effective Date of this Fifth Amendment shall be amended as follows:

          (a) Section 2 of each Option Agreement is amended and restated in its entirety to read as follows:

              2. Assignability of Option. This option is transferable to the extent permitted under the Plan.

          (b) Section 3 of each Option Agreement is amended and restated in its entirety to read as follows:

              3. Manner of Exercise. The Optionee (or other person entitled to exercise this option) shall purchase shares of stock of the Company subject hereto by the payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the option (i) by certified or official bank check, (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment and withholding tax, or
          (iii) by delivery of the equivalent thereof acceptable to the Company. Any employment or withholding tax due upon exercise of this option shall be, and shall remain, the responsibility of the Optionee (or such Optionee's estate or representative). This option may be exercised from time to time by written notice to the Company stating the full number of shares to be purchased and the time and delivery thereof, which shall be at least fifteen days after the giving of notice unless an earlier date shall have been agreed upon between the Optionee (or other person entitled to exercise this option) and the Company, accompanied by full payment for the shares as described in the first sentence of this Section 3. The Company will, as soon as is reasonably possible, notify the Optionee (or such Optionee's representative) of the amount of employment tax and other withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the option. The Company shall have no obligation to deliver certificates for the shares purchased until the Optionee (or such Optionee's representative) pays to the Company the purchase price in full and the amount of employment tax and withholding tax specified in the Company's notice as described in this Section 3 by payment terms set forth in the first sentence of this Section 3. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this option) deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate

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          or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.

          (c) Section 6 of each Option Agreement is amended and restated in its entirety to read as follows:

              6. Adjustments on Reorganization. If the Company shall at any time participate in a reorganization to which Section 424(a) of the Code applies and (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give the Optionee written notice of such fact on or before fifteen (15) days before such reorganization, and this option shall be exercisable in full after receipt of such notice; and after such reorganization, upon exercise of this option, the Optionee shall be entitled to purchase under this option, in lieu of the number of shares of Common Stock as to which this option is exercisable, the kind and amount of property and/or securities to which the Optionee would have been entitled upon such reorganization if he had been, immediately prior thereto, the holder of record of the number of shares of Common Stock as to which this option is then exercisable. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section 6 shall be subject to Section 1(a).

     9. Appendix A to the Plan is amended and restated to read as set forth in Appendix A to this Fifth Amendment.

                                        UNITED MERIDIAN CORPORATION



                                        By: /s/ JOHN B. BROCK
                                           ------------------------------
                                            John B. Brock, Chairman and
                                            Chief Executive Officer

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                                  APPENDIX A

                   1987 NONQUALIFIED STOCK OPTION AGREEMENT


     United Meridian Corporation (the "Company"), in consideration of the value of the continuing services of _____________________________ (hereinafter called "Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its 1987 Nonqualified Stock Option Plan, as amended (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement ("Option Agreement"), exercisable for the period and upon the terms hereinafter set out, to purchase __________________ (______) shares of Series A Voting Common Stock ("Common Stock") of the Company at a price of $________ per share.

     1.   Term of Option.

          (a) This option is granted as of [THE DATE THE COMMITTEE MAKES THE GRANT] (sometimes hereinafter called the "Date of Grant") and will terminate and expire, to the extent not previously exercised, eleven (11) years after the Date of Grant, or at such earlier time as may be specified in Section 4 hereof.

          (b) Except as otherwise provided in this Option Agreement, Optionee shall have the right to acquire shares under this Option Agreement as follows:

              (i) As of the second anniversary of the Date of Grant and thereafter, Optionee may exercise rights to acquire 25% of the Option Shares;

              (ii) As of each of the third, fourth and fifth anniversaries of the Date of Grant and thereafter, Optionee may exercise rights to acquire an additional 25% of the Option Shares.

     2. Assignability of Option. This option is transferable to the extent permitted under the Plan.

     3. Manner of Exercise. The Optionee (or other person entitled to exercise this option) shall purchase shares of stock of the Company subject hereto by the payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the option (i) by certified or official bank check, (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment and withholding tax, or (iii) by delivery of the equivalent thereof acceptable to the Company. Any employment or withholding tax due upon exercise of this option shall be, and shall remain, the responsibility of the Optionee (or such Optionee's estate or representative). This option
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may be exercised from time to time by written notice to the Company stating the full number of shares to be purchased and the time and delivery thereof, which shall be at least fifteen days after the giving of notice unless an earlier date shall have been agreed upon between the Optionee (or other person entitled to exercise this option) and the Company, accompanied by full payment for the shares as described in the first sentence of this Section 3. The Company will, as soon as is reasonably possible, notify the Optionee (or such Optionee's representative) of the amount of employment tax and other withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the option. The Company shall have no obligation to deliver certificates for the shares purchased until the Optionee (or such Optionee's representative) pays to the Company the purchase price in full and the amount of employment tax and withholding tax specified in the Company's notice as described in this Section 3 by payment terms set forth in the first sentence of this Section 3. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this option) deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.

     4.   Termination of Relationship.

          (a) In the event that Optionee shall die before his relationship with the Company (or an Affiliate) terminates, or if Optionee's relationship with the Company (or an Affiliate) is terminated because Optionee has become disabled within the meaning of Section 105(d)(4) of the Code, this option shall continue to vest in accordance with the Plan and this Option Agreement for a period of twelve months from the date of death of Optionee or termination of his relationship due to disability, and Optionee, his estate or beneficiary shall have the right to exercise this option at any time within such twelve month period (if otherwise within the term of the option). Notwithstanding the foregoing, the provisions of this Section 4(a) shall be subject to Section 1(a) hereof, which may earlier terminate the option.

          (b) In the event that the Optionee retires from service from the Company and its Affiliates in accordance with the Company's (or its Affiliates') retirement policies in effect from time to time, this option shall continue to vest during the lifetime of the Optionee in accordance with the terms of the Plan and this Option Agreement and may be exercised at any time during the remaining term of the option. If Optionee dies subsequent to his retirement during the term of this option, this option shall continue to vest in accordance with the Plan and this Option Agreement and may be exercised within twelve months of Optionee's death (if otherwise within the option period), but not thereafter. Notwithstanding the foregoing, the provisions of this


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     Section 4(b) shall be subject to Section 1(a) hereof, which may earlier terminate the option.

          (c) In the event that Optionee terminates or is terminated from his relationship with the Company and its Affiliates, and the provisions of Sections 4(a) and 4(b) hereof and Section 4(i) of the Plan do not apply, this option may be exercised, to the extent the option could be exercised immediately prior to such termination at any time within ninety days after the date of such termination (if otherwise within the option period).

     5.   Adjustments on Recapitalization.  The number of shares of Common
Stock subject hereto and the exercise price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares after the Date of Grant, the payment of a stock dividend in shares of Common Stock after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected after the Date of Grant without receipt of consideration by the Company, provided, however, that any option to purchase fractional shares resulting from such adjustments shall be eliminated.

     6. Adjustments on Reorganization. If the Company shall at any time participate in a reorganization to which Section 424(a) of the Code applies and
(A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give the Optionee written notice of such fact on or before fifteen (15) days before such reorganization, and this option shall be exercisable in full after receipt of such notice; and after such reorganization, upon exercise of this option, the Optionee shall be entitled to purchase under this option, in lieu of the number of shares of Common Stock as to which this option is exercisable, the kind and amount of property and/or securities to which the Optionee would have been entitled upon such reorganization if he had been, immediately prior thereto, the holder of record of the number of shares of Common Stock as to which this option is then exercisable. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this
Section 6 shall be subject to Section 1(a).

     7. Subject to Plan. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Committee (as defined in the Plan) to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations or other actions


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respecting the Plan may be made by a majority of the Board of Directors of the
Company or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including Optionee. Capitalized terms used but not otherwise defined in this Option Agreement shall have the meanings ascribed to them by the Plan.

     IN WITNESS WHEREOF, this Option Agreement is executed as of the _____ day of _________________________, 199__.


                         UNITED MERIDIAN CORPORATION




                         By:_____________________________
                         Title:__________________________


     The undersigned Optionee hereby accepts the benefits of the foregoing Nonqualified Stock Option Agreement.



                         --------------------------------
                         ___________________, Optionee



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